UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

April 21, 2017

Date of report (Date of earliest event reported)

DewmarInternational BMC, Inc.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA	001-32032	26-4465583
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Northside Dr., Suite C Clinton, Mississippi 39065

(Address of Principal Executive Offices) (Zip Code)

(601) 488-4360

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of  the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[  ]

Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Changes in Registrant’s Certifying Accountant.

Previous Independent Registered Public Accounting Firm

On April 21, 2017, Dewmar International BMC, Inc. (the “Company”) was notified by e-mail of the resignation of its independent public accounting firm, MaloneBailey, LLP (“MB”), effective that date. The Company’s Board of Directors accepted the resignation of MB as of May 8, 2017.

The report of MB on the Company’s consolidated financial statements for the Company’s fiscal year ended December 31, 2013 (the only year during the last two fiscal years in which MB performed an audit on the financial statements of the Company) did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report included an explanatory paragraph describing conditions that raised substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2013, and for the period during which MB was engaged as the Company’s independent registered public accounting firm (from June 6, 2013 through April 21, 2017), there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, except for material weaknesses described in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and MB having advised the Company that it identified certain deficiencies in the internal control over financial reporting that constitute a material weakness principally related to the lack of policies and procedure to ensure accurate, timely and complete accounting and reporting for external purposes in accordance with U. S. generally accepted accounting principles.

Except for the disagreement described in the immediately previous paragraph, during the fiscal year ended December 31, 2013, and for the subsequent interim period ended April 21, 2017, there were no disagreements with MB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MB, would have caused MB to make reference to the subject matter of the disagreements as defined in Item 304 of Regulation S-K in connection with any reports its reports.

Prior to its resignation, on April 5, 2017, MB stated that it had become aware of a complaint for forfeiture filed against a former customer of the Company. The Company terminated business with the customer in 2015. The complaint filed in February 2017, alleges a number of civil infractions committed by the former customer.

Despite the Company’s indication that it does not appear in any capacity in the complaint (nor does the Company have assets listed as property being sought for forfeiture in the complaint), MB indicated that it believes that if the complaint were further investigated, the information may have caused MB to be unwilling to be associated with the financial statements of the Company. Due to MB’s resignation, MB did not conduct such further investigation.

The Company believes that the civil complaint does not implicate the Company in any way, that further investigation into the complaint would not change this determination, and therefore would not have any impact on the financial statements of the Company, as previously prepared for the fiscal year ending December 31, 2014.

Besides the foregoing matter, during the fiscal years ended December 31, 2015 and 2016 and the subsequent interim period ended April 21, 2017, there were: (i) no disagreements with MB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MB, would have caused MB to make reference to the subject matter of the disagreements as defined in Item 304 of Regulation S-K in connection with any reports its reports; and (ii) there were no “reportable events” as such term is described in Item 304 of Regulation S-K.

The Company provided MB with a copy of this disclosure set forth under this Item 4.01 and requested that MB furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from MB is attached hereto as Exhibit 16.1.

New Independent Registered Public Accounting Firm

On April 28, 2017, the Company’s Board of Directors appointed BF Borgers CPA PC (“BFB”) of Lakewood, Colorado as the Company’s independent registered public accounting firm for the Company’s fiscal years ending December 31, 2015 and 2016.

During the fiscal years ended December 31, 2014, 2015 and 2016 and the subsequent interim period ended April 28, 2017, neither the Company nor anyone acting on its behalf consulted with BFB regarding: (i) the application of accounting principles to a specified transaction either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report not oral advice was provided that BFB concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
16.1	MaloneBailey, LLP Letter to the Securities and Exchange Commission dated May 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 10, 2017

DEWMAR INTERNATIONAL BMC, INC.

By: /s/ Marco Moran

      Name: Marco Moran

      Title: Chief Executive Officer

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